Exhibit 99.2

Assembly Biosciences Announces Pricing of

$60 Million Offering of Common Stock

INDIANAPOLIS, Nov. 02, 2017 (GLOBE NEWSWIRE) – Assembly Biosciences, Inc. (NASDAQ: ASMB) (“Assembly” or the “Company”), a clinical-stage biotechnology company advancing a new class of oral therapeutic candidates for the treatment of hepatitis B virus (HBV) infection and novel oral live biotherapeutic candidates, which are designed to treat disorders associated with the microbiome, today announced the pricing of an underwritten public offering of 2,210,000 shares of its common stock to the public at $27.25 per share. The offering is expected to close on or about November 6, 2017, subject to the satisfaction of customary closing conditions. The gross proceeds to Assembly from this offering are expected to be $60,222,500, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Assembly. Assembly has granted the underwriters a 30-day option to purchase up to an additional 331,500 shares of common stock at the offering price (less the underwriting discounts and commissions). Assembly intends to use the net proceeds from the sale of the common stock to fund clinical trials, nonclinical studies, research and development and for general corporate purposes.

Jefferies LLC and William Blair & Company, L.L.C. acted as joint bookrunners for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-208806), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on January 19, 2016. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's web site at www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 547-6340, or by email at prospectus_department@jefferies.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Assembly Biosciences

Assembly Biosciences, Inc. is a clinical-stage public biotechnology company developing two innovative platform programs: an HBV program advancing a new class of oral therapeutic candidates for the treatment of hepatitis B virus (HBV) infection and a Microbiome program developing novel oral live biotherapeutic candidates, which are designed to treat disorders associated with the microbiome. Assembly's HBV program is advancing multiple drug candidates with the aim of increasing cure rates in patients with chronic HBV. The Company's Microbiome program consists of a fully integrated platform that includes a robust strain identification and selection process, methods for strain isolation and growth under current Good Manufacturing Practices and a patent-pending delivery system, GEMICEL®, which is designed to allow for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract. Using its microbiome platform, the Company is developing product candidates for various disease indications.

Forward-Looking Statements

The information in this press release contains forward-looking statements regarding future events, including statements relating to Assembly’s expectations regarding the completion of the offering.  Assembly intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Assembly will be able to complete the offering on the anticipated terms, or at all. More information about the risks and uncertainties faced by Assembly are more fully detailed under the heading "Risk Factors" in Assembly's Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Except as required by law, Assembly assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:
Lauren Glaser
(415) 521-3828
lglaser@assemblybio.com

Media:
Barbara Lindheim
(212) 584-2276
barbara@assemblybio.com